UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Information Statement

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☒	Definitive Information Statement

CENTRAL ILLINOIS LIGHT COMPANY
(Name of Registrant as Specified In Its Charter)

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CENTRAL ILLINOIS LIGHT COMPANY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of

CENTRAL ILLINOIS LIGHT COMPANY

The Annual Meeting of Shareholders of Central Illinois Light Company will be held at The Saint Louis Art Museum, Forest Park, One Fine Arts Drive, St. Louis, Missouri, on Tuesday, April 26, 2005, at 9:00 A.M., for the purposes of

(1)	electing seven Directors of the Company for terms ending in April 2006; and

(2)	acting on other proper business presented to the meeting.

The Board of Directors of the Company presently knows of no other business to come before the meeting.

If you owned shares of the Company’s capital stock at the close of business on March 4, 2005, you are entitled to vote at the meeting and at any adjournment thereof. Persons will be admitted to the meeting upon verification of their shareholdings in the Company. If your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 4, 2005, the record date for voting. Please note that cameras and other recording devices will not be allowed in the meeting.

THERE WILL BE NO SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY.

By order of the Board of Directors.

STEVEN R. SULLIVAN

Secretary

St. Louis, Missouri

March 15, 2005

i

INFORMATION STATEMENT OF CENTRAL ILLINOIS LIGHT COMPANY

(First sent or given to shareholders on or about March 15, 2005)

Principal Executive Offices:

300 Liberty Street

Peoria, IL 61602

INFORMATION ABOUT THE ANNUAL SHAREHOLDERS MEETING

This information statement is made in connection with the Annual Meeting of Shareholders of Central Illinois Light Company, doing business as AmerenCILCO (the “Company” or “CILCO”), to be held on Tuesday, April 26, 2005 (“Annual Meeting”), and at any adjournment thereof. The Annual Meeting will be held at The Saint Louis Art Museum, Forest Park, One Fine Arts Drive, St. Louis, Missouri at 9:00 A.M. Central Time.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

CILCO is a direct first tier subsidiary of CILCORP Inc. (“CILCORP”). CILCORP, Union Electric Company, doing business as AmerenUE (“UE”), Central Illinois Public Service Company, doing business as AmerenCIPS (“CIPS”), Illinois Power Company, doing business as AmerenIP (“IP”), Ameren Services Company (“Ameren Services”), Ameren Energy Resources Company (“AER”), and Ameren Energy, Inc. (“AE”) are the principal first tier subsidiaries of Ameren Corporation (“Ameren”), a holding company. AER is the parent company of Ameren Energy Generating Company (“AEG”). On September 30, 2004, Ameren concluded its acquisition from Dynegy Inc. and its subsidiaries of all of the common stock of IP.

Ameren holds either directly or indirectly more than 50 percent of the voting power of CILCO, UE, CIPS, Ameren Services, AER, AE, AEG, CILCORP and IP. As a result, each of these subsidiaries constitutes a “controlled company” as defined by the New York Stock Exchange (“NYSE”) listing standards. CILCO lists only Preferred Stock on the NYSE.

The Annual Report to the Securities and Exchange Commission (the “SEC”) on Form 10-K of the Company for the year ended December 31, 2004 (“2004 Form 10-K”), is being sent, along with the Notice of Annual Meeting and this information statement, to all shareholders of record at the close of business on March 4, 2005, which is the record date for the determination of shareholders entitled to vote at the meeting. Note that the 2004 Form 10-K is a combined report for Ameren, UE, CIPS, AEG, CILCORP, CILCO and IP, which comprise all Ameren companies registered under the Securities Exchange Act of 1934, as amended.

As information, CILCO’s Annual Meeting will be held in conjunction with the Ameren, UE, CIPS and IP annual meetings.

VOTING

Only shareholders of record of the Company’s Common Stock and Preferred Stock at the close of business on the Record Date, March 4, 2005, are entitled to vote at the Annual Meeting. The voting securities of the Company on such date consisted of (1) 13,563,871 shares of Common Stock, without par value, all of which were owned by CILCORP; (2) 191,204 shares of Preferred Stock, $100 par value per share; and (3) 198,000 shares of Class A Preferred Stock, without par value. As provided in the Company’s By-Laws, in order to conduct the meeting, holders of more than one-half of the outstanding shares must be present in person or represented by proxy so that there is a quorum. The Company’s Common Stock and Preferred Stock vote together as a single class on the election of directors. Each shareholder is entitled to one vote for each share of stock of the Company held (whether Common or Preferred), on each matter submitted to a vote at the Annual Meeting, except that in the election of directors, each shareholder is entitled to vote cumulatively and therefore may give one nominee votes equal to the number of directors to be elected, multiplied by the number of shares held by that shareholder, or those votes may be distributed among any two or more nominees.

In determining whether a quorum is present at the Annual Meeting, shares registered in the name of a broker or other nominee, which are voted on any matter, will be included. In tabulating the number of votes cast, withheld votes, abstentions, and non-votes by banks and brokers are not included. Shareholder vote tabulations are inspected by independent inspectors of election.

The Company has been informed that CILCORP intends to cast the votes of all of the outstanding shares of Common Stock of the Company for the election of the nominees for directors named in Item (1). Accordingly, this matter is expected to be approved.

OTHER ANNUAL MEETING MATTERS

How You Can Review the List of Shareholders

The names of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and, for 10 days prior to the Annual Meeting, at the Office of the Secretary of the Company and at the Company’s registered office at 300 Liberty Street, Peoria, Illinois.

Webcast of the Annual Meeting

The Annual Meeting will also be webcast on April 26, 2005. You are invited to visit http://www.ameren.com at 9:00 A.M. on April 26, 2005, to hear the webcast of the Annual Meeting. On the home page, you will click on “Live Webcast Annual Meeting April 26, 2005, 9:00 A.M. CT” then the appropriate audio link. The webcast will remain on Ameren’s website for one year. You cannot record your vote on this webcast.

How You Can Contact Us About Annual Meeting Matters

You may reach us:

-	by mail addressed to the Office of the Secretary:

Central Illinois Light Company

P.O. Box 66149, MC 1370

St. Louis, MO 63166-6149

-	by calling toll free 1-800-255-2237 (or in the St. Louis area 314-554-3502)

ITEMS YOU MAY VOTE ON

Item (1): Election of Directors

Seven directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. In the event that any nominee for election as director should become unavailable to serve, votes will be cast for such substitute nominee or nominees as may be nominated by the Nominating and Corporate Governance Committee of Ameren’s Board of Directors which, as described below, performs its committee functions for CILCO’s Board. The Board of Directors knows of no reason why any nominee will not be able to serve as director. The seven nominees for director who receive the most votes will be elected.

The Company’s Board of Directors is currently comprised of six directors, each of whom is an executive officer of the Company or its affiliates. The NYSE listing standards provide certain exemptions for “controlled companies” and companies listing only preferred or debt securities on the NYSE, such as CILCO (see “Information About the Annual Shareholders Meeting” on page 1 of this information statement), including, among others, exemptions from the requirements to have a majority of independent directors on their boards and to have their own audit, nominating/corporate governance and compensation committees composed of their own independent directors. CILCO is choosing to apply these exemptions. As discussed below, the Audit Committee, as well as the Nominating and Corporate Governance Committee and Human Resources Committee of Ameren’s Board of Directors, perform committee functions for CILCO’s Board.

Information Concerning Nominees to the Board of Directors

The nominees for the Board of Directors of the Company are listed below, along with their age as of December 31, 2004, tenure as director and business background for at least the last five years. Each nominee has consented to being nominated for director and has agreed to serve if elected. No arrangement or understanding exists between any nominee and the Company or, to the Company’s knowledge, any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. Except for Mr. Whiteley, all of the nominees are currently directors and all have been elected by the Company’s shareholders at prior annual meetings. Mr. Whiteley has been nominated for election to the Company’s Board for the first time at the Annual Meeting. There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. See “Corporate Governance – Certain Relationships and Related Transactions” below for certain reportable family relationships with non-executive officers. All of the nominees for election to the Board were unanimously recommended by the Nominating and Corporate Governance Committee of Ameren’s Board of Directors and were unanimously nominated by the Company’s Board of Directors. The Company has been informed that CILCORP intends to cast the votes of all of the outstanding shares of Common Stock of the Company for the election of the nominees named below:

WARNER L. BAXTER

Executive Vice President and Chief Financial Officer of the Company, Ameren, UE, CIPS, AEG, Ameren Services, CILCORP and IP. Mr. Baxter joined UE in 1995 as Assistant Controller. He was promoted to Controller of UE in 1996 and was elected Vice President and Controller of UE, Ameren and Ameren Services in 1998. He was elected Vice President and Controller of CIPS in 1999 and of AEG in 2000. Mr. Baxter was elected Senior Vice President of Ameren, UE, CIPS, Ameren Services and AEG in 2001 and at CILCORP and CILCO in 2003. In October 2003, he was elected to his present position at the Company, Ameren, UE, CIPS, Ameren Services, AEG and CILCORP, and at IP in September 2004. Director of the Company since 2003. Other directorships: UE (since 1999); CIPS (since 1999); AEG (since 2001); CILCORP (since 2003); IP (since September 2004). Age: 43.

SCOTT A. CISEL

President and Chief Operating Officer of the Company, CIPS and IP and Vice President of UE. Mr. Cisel joined the Company in 1975 and advanced through various management positions in sales and customer service. Mr. Cisel was elected Vice President of the Company’s Sales and Marketing, and Federal and State Governmental and Regulatory Activities in 1995. He became leader of the Company’s Sales and Marketing Business Unit in 1999 and was named Senior Vice President and leader of the Company’s Sales and Marketing Business Unit in 2001. He was elected Vice President and Chief Operating Officer of the Company upon Ameren’s acquisition of CILCO in 2003. Mr. Cisel was elected to his present positions at the Company, CIPS, IP and UE in 2004. Director of the Company since 1998. Other directorships: CIPS (since October 2004); IP (since October 2004). Age: 51.

DANIEL F. COLE

Senior Vice President of the Company, UE, CIPS, Ameren Services, CILCORP and IP. Mr. Cole was employed by UE in 1976 as an engineer. He was named UE’s Manager – Resource Planning in 1996 and General Manager – Corporate Planning in 1997. In 1998, he was elected Vice President, Corporate Planning of Ameren Services. Mr. Cole was elected to his present position at UE and Ameren Services in 1999, at CIPS in 2001, at the Company and CILCORP in 2003 and at IP in September 2004. He was elected President of AEG in 2001 and relinquished that position in 2003. Director of the Company since 2003. Other directorships: CIPS (since 2003); CILCORP (since 2003); IP (since September 2004). Age: 51.

GARY L. RAINWATER

Chairman and Chief Executive Officer of the Company, CIPS and IP and Chairman, Chief Executive Officer and President of Ameren, CILCORP, UE and Ameren Services. Mr. Rainwater began his career with UE in 1979 as an engineer and has held various positions with UE and other Ameren subsidiaries during his employment. He was elected Chief Operating Officer and President of Ameren, UE and Ameren Services in 2001 and was elected Chief Executive Officer and President of CILCORP and CILCO in 2003. Effective January 1, 2004, Mr. Rainwater was elected to serve as Chairman and Chief Executive Officer of Ameren, UE and Ameren Services in addition to his position as President. He was also elected at that time Chairman of CILCORP and CILCO in addition to his position as Chief Executive Officer and President. In September 2004, upon Ameren’s acquisition of IP, Mr. Rainwater was elected Chairman, Chief Executive Officer and President of IP. He currently holds the positions of Chairman and Chief Executive Officer of the Company, CIPS and IP after relinquishing his position as President in October 2004. Director of the Company since 2003. Other directorships: CIPS (since 1997); UE (since 1998); CILCORP (since 2003); Ameren (since 2003); IP (since September 2004). Age: 58.

STEVEN R. SULLIVAN

Senior Vice President, General Counsel and Secretary of the Company, Ameren, UE, CIPS, AER, AEG, AE, Ameren Services, CILCORP and IP. Mr. Sullivan was elected Vice President, General Counsel and Secretary of Ameren, UE and CIPS in 1998 and at AEG in 2000. In January 2003, he was elected Vice President, General Counsel and Secretary of CILCORP and CILCO. He was elected to his present positions at the Company and its affiliates in October 2003. He was elected Senior Vice President, General Counsel and Secretary of IP in September 2004. Mr. Sullivan was previously employed by Anheuser-Busch Companies, Inc. as an attorney from 1995 to 1998. Director of the Company since January 2004. Other directorships: UE (since January 2004); CIPS (since January 2004); CILCORP (since January 2004); AEG (since January 2004); IP (since September 2004). Age: 44.

THOMAS R. VOSS

Senior Vice President of the Company, UE, CIPS, Ameren Services, CILCORP and IP, Executive Vice President and Chief Operating Officer of Ameren and President of AER and AE. Mr. Voss began his career with UE in 1969 as an engineer and has held various positions with UE and other Ameren subsidiaries during his employment. Mr. Voss was elected Vice President of CIPS in 1998. He was elected Senior Vice President of UE, CIPS and Ameren Services in 1999, of AEG in 2001, of CILCORP and CILCO in 2003 and of IP in September 2004. Mr. Voss was elected President of AER and AE in October 2003. He was elected Executive Vice President and Chief Operating Officer of Ameren effective January 1, 2005. Director of the Company since 2003. Other directorships: UE (since 2001); CIPS (since 2001); CILCORP (since 2003); AEG (since 2003); IP (since September 2004). Age: 57.

DAVID A. WHITELEY

Senior Vice President of the Company, CIPS, AEG, Ameren Services, CILCORP, UE and IP. Mr. Whiteley began his career with UE in 1978 as an engineer and in 1993 was named UE’s manager of transmission planning and later manager of electrical engineering and transmission planning. In 2000, Mr. Whiteley was elected Vice President of Ameren Services responsible for engineering and construction and later energy delivery technical services. He was elected to his present position at UE, CIPS, AEG and Ameren Services in 2001, at CILCORP and the Company in 2003, and at IP in September 2004. Other directorships: UE (since 2003); CIPS (since 2003); CILCORP (since 2003); IP (since September 2004). Age: 48.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THESE DIRECTOR NOMINEES.

Board Structure, Director Compensation and Corporate Governance

Board Structure

Board and Committee Meetings and Annual Meeting Attendance – During 2004, the Board of Directors met or acted by unanimous written consent without a meeting nine times. All directors attended or participated in more than 75 percent of the aggregate number of meetings of the Board and the Board Committees of which they were members.

In February 2004, the Company adopted a policy to encourage Board members to attend the annual meeting of shareholders. At the last annual meeting, all then incumbent directors were in attendance.

Age Policy – Directors who attain age 72 prior to the date of an annual meeting cannot be designated as a nominee for election at that annual meeting. In addition, the eligibility of former employees for service as a director is limited to the date upon which they retire, resign or otherwise sever active employment with the Company.

Board Committees – The Board of Directors has a standing Executive Committee and utilizes the Audit Committee, Human Resources Committee, and Nominating and Corporate Governance Committee of Ameren’s Board of Directors. As previously discussed, CILCO is a “controlled company” of its ultimate parent, Ameren, as defined by the NYSE listing standards, and lists only Preferred Stock on the NYSE. As such, the NYSE listing standards allow the Company to utilize Ameren’s Audit Committee, Human Resources Committee, and Nominating and Corporate Governance Committee to perform such committee functions for the Company’s Board. Each of the members of Ameren’s Audit Committee, Human Resources Committee, and Nominating and Corporate Governance Committee is “independent” as defined by the relevant provisions of the Sarbanes-Oxley Act of 2002, the NYSE listing standards and Ameren’s Policy Regarding Nominations of Directors.

Executive Committee – The Executive Committee has such duties as may be delegated to it from time to time by the Board and has authority to act on most matters concerning management of the

Company’s business during intervals between Board meetings. The Executive Committee did not meet or act by unanimous written consent without a meeting in 2004. The present members of this committee are Messrs. Baxter, Rainwater and Sullivan.

Ameren’s Audit Committee – The general functions of Ameren’s Audit Committee include: (1) reviewing with management and the independent auditors the design and effectiveness of the system of financial reporting internal controls of Ameren and its subsidiaries, including the Company; (2) reviewing the scope and results of the annual examination and other services performed by the independent auditors; (3) reviewing and discussing with management and the independent auditors the annual audited financial statements of Ameren and its subsidiaries, including the Company, and recommending to the Board the inclusion of such financial statements in the Company’s Annual Report on SEC Form 10-K (see “Audit Committee Report” below); (4) reviewing and discussing with management and the independent auditors the quarterly financial statements of Ameren and its subsidiaries, including the Company and the disclosures under “Management’s Discussion and Analyses of Financial Condition and Results of Operations”; (5) appointing, compensating, evaluating and overseeing of independent auditors and pre-approving audit and other services they perform; (6) reviewing the scope of audits and the annual budget of the internal auditors; (7) reviewing the appointment of the internal audit manager or approving the retention of any third party provider of internal audit services; (8) reviewing the performance of the internal audit function and ensuring that an internal audit function is maintained; and (9) taking other actions as required by the Sarbanes-Oxley Act of 2002. Ameren’s Audit Committee has established a system to enable employees to communicate directly with the members of the Committee about deficiencies in the accounting, internal controls and auditing practices of Ameren and its subsidiaries, including the Company. Ameren’s Audit Committee held 12 meetings in 2004. Mr. Harvey Saligman serves as Chairman of the Committee and Messrs. Richard A. Liddy, Richard A. Lumpkin, Paul L. Miller, Jr. and Douglas R. Oberhelman serve as members. Ameren’s Board of Directors has determined that each of the members of the Audit Committee is qualified to serve on the Audit Committee in accordance with the criteria specified in rules issued by the SEC and the NYSE. In addition, Ameren’s Board of Directors has determined that Mr. Oberhelman qualifies as an “audit committee financial expert” as that term is defined by SEC rules.

Ameren’s Audit Committee annually reviews its written charter and recommends to Ameren’s Board of Directors changes to the charter. Ameren’s Board adopted changes to its written Audit Committee charter in February 2004, principally to take into account recently adopted rules of the SEC and the NYSE. A copy of the current written charter of the Ameren Audit Committee is attached hereto as Appendix A. In April 2004, Ameren’s Audit Committee charter became applicable to the Company.

Until the annual meeting of shareholders in April 2004, the Company’s Board of Directors had its own standing Audit Committee in 2004 comprised of the individuals identified above who served as Chairman and members of Ameren’s Audit Committee. The Company’s Audit Committee held four meetings in 2004 concurrently with meetings of Ameren’s Audit Committee.

Ameren’s Human Resources Committee – The general functions of Ameren’s Human Resources Committee include (1) reviewing and approving corporate goals and objectives relevant to compensation of Chief Executive Officers and Presidents of Ameren and its subsidiaries, including the Company, evaluating performance and compensation of these officers in light of such goals and objectives and establishing compensation levels for these officers; (2) overseeing the evaluation of other executive officers of Ameren and its subsidiaries, including the Company, and approving the general compensation program and salary structure of such executive officers; (3) administering and approving awards under Ameren’s Long-Term Incentive Plan of 1998; (4) reviewing and approving any executive employment agreements, severance agreements, change in control agreements and determining policy with respect to Internal Revenue Code Section 162(m); and (5) acting on important policy matters affecting personnel. Ameren’s Human Resources Committee held eight meetings in 2004. Mr. Gordon R. Lohman serves as Chairman of the Committee and Messrs. Thomas A. Hays, Richard A. Liddy and John Peters MacCarthy serve as members. Messrs. Hays and MacCarthy are completing their director service to Ameren at Ameren’s annual meeting of shareholders on April 26, 2005 pursuant to Ameren’s age policy for directors. See the “Ameren Corporation Human Resources Committee Report on Executive Compensation” below.

Ameren’s Nominating and Corporate Governance Committee – Ameren’s Nominating and Corporate Governance Committee is responsible for the nomination of Company directors and Company corporate governance practices. More specifically, the Committee is responsible for: (1) adopting policies and procedures for identifying and evaluating director nominees, including nominees recommended by shareholders; (2) identifying and evaluating individuals qualified to become Board members, considering director candidates recommended by shareholders and recommending that the Board select the director nominees for the next annual meeting of shareholders; (3) reviewing the Board’s policy for director compensation and benefits; (4) establishing a process by which shareholders will be able to communicate with any non-employee Board members; and (5) developing and recommending to the Board corporate governance guidelines applicable to Ameren and its subsidiaries, including the Company. Neither Ameren nor the Company normally pays any third party a fee to identify or evaluate or assist in identifying or evaluating potential director nominees and did not do so with regard to the nominees recommended for election in this information statement. Ameren’s Nominating and Corporate Governance Committee also has oversight responsibilities with respect to Ameren’s code of business conduct (referred to as its Corporate Compliance Policy) and its Code of Ethics for Principal Executive and Senior Financial Officers which are applicable to the Company as well as Ameren. See “Corporate Governance” below. Ameren’s Nominating and Corporate Governance Committee held five meetings in 2004. Mr. MacCarthy serves as Chairman of the Committee and Mr. Thomas A. Hays and Ms. Susan S. Elliott serve as members.

Ameren’s Nominating and Corporate Governance Committee will consider director nominations from shareholders in accordance with Ameren’s Policy Regarding Nominations of Directors, which can be found on the Investors’ section of Ameren’s website at http://www.ameren.com. Briefly, the Committee will consider as a candidate any director of the Company who has indicated to the Committee that he or she is willing to stand for re-election as well as any other person who is recommended by shareholders of the Company who provide the required information and certifications within the time requirements, as set forth in Section 1 of the Policy Regarding Nominations of Directors. The Committee may also undertake its own search process for candidates and may retain the services of professional search firms or other third parties to assist in identifying and evaluating potential nominees.

In considering a potential nominee for the Board, shareholders should note that in selecting candidates, Ameren’s Nominating and Corporate Governance Committee endeavors to find individuals of high integrity who have a solid record of accomplishment in their chosen fields and who display the independence of mind and strength of character to effectively represent the best interests of shareholders. Candidates are selected for their ability to exercise good judgment, and to provide practical insights and diverse perspectives. Although the Committee may seek candidates that have different qualities and experiences at different times in order to maximize the aggregate experience, qualities and strengths of the Board members, nominees for each election or appointment of directors will be evaluated using a substantially similar process and under no circumstances will the Committee evaluate nominees recommended by a shareholder of the Company pursuant to a process substantially different than that used for other nominees for the same election or appointment of directors.

Ameren’s Nominating and Corporate Governance Committee considers the following qualifications at a minimum in recommending to the Board potential new Board members, or the continued service of existing members:

•	the highest professional and personal ethics;

•	broad experience in business, government, education or technology;

•	ability to provide insights and practical wisdom based on their experience and expertise;

•	commitment to enhancing shareholder value;

•	sufficient time to effectively carry out their duties; their service on other boards of public companies should be limited to a reasonable number;

•	compliance with legal and regulatory requirements; and

•	ability to develop a good working relationship with other Board members.

Other than the foregoing, there are no stated minimum criteria for director nominees, although Ameren’s Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders.

Director Compensation

Directors who are employees or directors of Ameren or any of its subsidiaries receive no additional compensation for their services as Company directors. All nominees for director are executive officers of Ameren or its subsidiaries.

Corporate Governance

Corporate Governance Guidelines and Policies, Committee Charters and Codes of Conduct – Ameren’s Board of Directors has adopted Corporate Governance Guidelines, a Policy Regarding Nominations of Directors, a Shareholder Communications Policy, each applicable to Ameren and certain of its subsidiaries, including the Company, and written charters for its Audit Committee, Human Resources Committee, and Nominating and Corporate Governance Committee. Ameren’s Board of Directors also has adopted a code of business conduct (referred to as its Corporate Compliance Policy) applicable to all of the directors, officers and employees of Ameren and its subsidiaries and a Code of Ethics for Principal Executive and Senior Financial Officers of all Ameren companies. These documents and other items relating to the governance of the Company can be found on the Investors’ section of Ameren’s website at http://www.ameren.com. These documents are also available in print free of charge to any shareholder who requests them from the Office of the Company’s Secretary.

Director Independence – All nominees for director of the Company’s Board are executive officers of the Company or its affiliates and therefore do not qualify as “independent” under the NYSE listing standards. Although the NYSE listing standards generally require NYSE-listed companies to have a board of directors comprised of a majority of independent directors, as previously explained, a “controlled company” such as the Company, is exempt from this requirement.

Certain Relationships and Related Transactions – During 2004, other than employment by the Company or its affiliates, the Company had no business relationships with directors and nominees for director required to be reported by SEC rules.

Certain of the Company’s directors and executive officers did have reportable family relationships in 2004. A sister of Gary L. Rainwater, Patricia A. Fuller, is employed by Ameren Services as a supervisor in its Human Resources Function, for which she received aggregate salary and bonus of

$99,480 for 2004. Wendy C. Brumitt, a daughter of Thomas R. Voss, is employed by UE as an engineer at its Callaway nuclear plant, for which she received aggregate salary and bonus of $71,047 for 2004. Gary L. Weisenborn, a brother of Dennis W. Weisenborn, a Vice President of the Company and various affiliates, is employed by UE as a power plant superintendent, for which he received aggregate salary and bonus of $127,178 for 2004. Diana L. Weisenborn, the wife of Gary L. Weisenborn and sister-in-law of Dennis W. Weisenborn, is employed by Ameren Services as an executive secretary, for which she received aggregate salary and bonus of $60,422 for 2004.

Item (2): Other Matters

The Board of Directors does not know of any matters, other than the election of directors, which may be presented to the meeting.

SECURITY OWNERSHIP

Securities of the Company

All of the outstanding shares of the Company’s Common Stock are owned by CILCORP, 300 Liberty Street, Peoria, Illinois 61602. CILCORP is a wholly-owned subsidiary of Ameren as a result of Ameren’s acquisition of CILCORP in January 2003 that resulted in an indirect change in control of the Company. None of the Company’s 191,204 shares of Preferred Stock or 198,000 shares of Class A Preferred Stock currently outstanding were owned by directors, nominees for director and executive officers of the Company as of February 1, 2005. To the knowledge of the Company, there are no beneficial owners of five percent or more of the outstanding shares of any Company Preferred Stock as of February 1, 2005, but no independent inquiry has been made to determine whether any shareholder is the beneficial owner of shares not registered in the name of such shareholder or whether any shareholder is a member of a shareholder group.

Securities of Ameren

The following table sets forth certain information known to the Company with respect to beneficial ownership of Ameren Common Stock as of February 1, 2005 for (i) each director and nominee for director of the Company, (ii) the Company’s Chairman and Chief Executive Officer, and the four other most highly compensated executive officers of the Company who were serving as executive officers at the end of 2004 and named in the Summary Compensation Table below (the “Named Executive Officers”), and (iii) all executive officers, directors and nominees for director as a group.

Name	Number of Shares of Common Stock Beneficially Owned(1)	Percent Owned(2)
Warner L. Baxter	28,266	*
Scott A. Cisel	7,096	*
Daniel F. Cole	66,424	*
Gary L. Rainwater	70,591	*
Steven R. Sullivan	16,434	*
Thomas R. Voss	42,447	*
David A. Whiteley	23,215	*
All directors, nominees for director and executive
officers as a group (12 persons)	333,797	*

* Less than one percent

(1)

This column lists voting securities, including Ameren restricted stock held by executive officers over which the officers have voting power but no investment power. Also includes shares issuable within 60 days upon the exercise of Ameren stock options as follows: Mr. Baxter, 3,525; Mr. Cole, 46,650; Mr. Rainwater, 8,150; Mr. Sullivan, 3,525; Mr. Voss,

Footnotes to Securities of Ameren Table (Cont.)

16,300; and Mr. Whiteley, 7,880. Reported shares include those for which a director, nominee for director or executive officer has voting or investment power because of joint or fiduciary ownership of the shares or a relationship with the record owner, most commonly a spouse, even if such director, nominee for director or executive officer does not claim beneficial ownership.

(2)	For each individual and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 195,291,612 shares of Ameren Common Stock outstanding on February 1, 2005 and the number of shares of Ameren Common Stock that such person or group had the right to acquire on or within 60 days of February 1, 2005, including, but not limited to, upon the exercise of options.

The address of all persons listed above is c/o Central Illinois Light Company, 300 Liberty Street, Peoria, Illinois 61602.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and persons who own more than 10 percent of the Company’s Common Stock to file reports of their ownership in the Company’s Preferred Stock, and, in some cases, of its ultimate parent’s Common Stock, and of changes in that ownership with the SEC and the NYSE. SEC regulations also require the Company to identify in this information statement any person subject to this requirement who failed to file any such report on a timely basis. Based solely on a review of the filed reports and written representations that no other reports are required, each of the Company’s directors and executive officers complied with all such filing requirements during 2004.

EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the SEC, including this information statement, in whole or in part, the following Ameren Corporation Human Resources Committee Report on Executive Compensation shall not be deemed to be incorporated by reference into any such filings.

Ameren Corporation Human Resources Committee Report on Executive Compensation

The philosophy of the Human Resources Committee of Ameren Corporation’s Board of Directors for compensation of the executive officers of Ameren Corporation and its subsidiaries (collectively referred to as “Ameren”) is to provide a competitive total compensation program that is based on the approximate median of the range of compensation paid by similar utility industry companies, adjusted for Ameren’s short- and long-term performance and the individual’s performance. The adjustment for Ameren’s performance aligns the interest of management with that of shareholders to maximize shareholder value. Accordingly, the Human Resources Committee, which is comprised entirely of independent Directors, makes annual reviews of the compensation paid to the executive officers of Ameren in order to (i) support Ameren’s overall business strategy and objectives; (ii) attract and retain key executives; (iii) link compensation with business objectives and Ameren’s performance; and (iv) provide competitive compensation opportunities. The Human Resources Committee retains an independent executive compensation consultant who provides market information on executive compensation. Because the Human Resources Committee believes in linking the interests of management and shareholders, Ameren’s Board of Directors included stock ownership requirements for Ameren’s executive officers in order for restricted stock granted under the Long-Term Incentive Plan described below to vest. The Human Resources Committee’s compensation decisions with respect to the five highest paid officers of Ameren are subject to approval by Ameren Corporation’s Board of Directors. Following the annual reviews, the Human Resources Committee authorizes appropriate changes to the three basic components of the executive compensation program, which are:

•	Base salary,

•	A performance-based short-term incentive plan, and

•	A performance-based long-term incentive plan.

First, in evaluating and setting base salaries for executive officers, including the Chief Executive Officers of Ameren, the Human Resources Committee considers: individual responsibilities, including changes which may have occurred since the prior review; individual performance in fulfilling responsibilities, including the degree of competence and initiative exhibited; relative contribution to the results of operations; the impact of operating conditions; the effect of economic changes on salary structure; and comparisons with compensation paid by similar utility industry companies. The Human Resources Committee has not found it practicable to, and has not attempted to assign relative weights to the specific factors considered in determining the Chief Executive Officer’s and other executive officers’ compensation. During 2004, Mr. Gary L. Rainwater served as Chief Executive Officer of Ameren Corporation and its principal subsidiaries, Union Electric Company, Central Illinois Public Service Company, CILCORP Inc., Central Illinois Light Company and, since its acquisition in September 2004, Illinois Power Company. With respect to setting Mr. Rainwater’s 2004 base salary, the Human Resources Committee gave special consideration to his promotion to Chief Executive Officer of Ameren Corporation on January 1, 2004.

The second component of the executive compensation program is a performance-based Executive Incentive Compensation Plan (the “Short-Term Incentive Plan”) established by the Ameren Corporation Board of Directors, which provides specific, direct relationships between corporate results and Short-Term Incentive Plan compensation. For 2004, Ameren consolidated year-end earnings per share (EPS) target levels were set by the Human Resources Committee. There were three EPS performance levels established for 2004. “Threshold” is the minimum EPS performance level that incentives or bonuses will be funded; “Target” is the goal or desired level of EPS performance; and “Maximum” is the highest level of incentive funding based on exceptional EPS performance. If EPS reaches at least the Threshold target level, the Human Resources Committee authorizes cash incentive payments with respect to the EPS performance level within prescribed ranges based on individual performance and degree of responsibility. If EPS fails to reach the Threshold target level, no payments are made. Under the Short-Term Incentive Plan, it is expected that incentive payments to the Chief Executive Officers of Ameren will range from 0-90% of base salary. For 2004, the actual cash incentive payment to Chief Executive Officer Rainwater was 78% of base salary.

The third component of the 2004 executive compensation program is the Long-Term Incentive Plan of 1998 (the “Long-Term Incentive Plan”), which also ties compensation to performance. The Long-Term Incentive Plan was approved by Ameren Corporation shareholders at its 1998 annual meeting and provides for the grant of options, restricted stock, performance awards, stock appreciation rights and other awards. The Human Resources Committee determines who participates in the Long-Term Incentive Plan and the number and types of awards to be made. It also sets the terms, conditions, performance requirements and limitations applicable to each award under the Long-Term Incentive Plan. Since 2001, awards have been exclusively in the form of restricted stock which has the potential to vest equally over a seven-year period from the date of grant (one-seventh on each anniversary date) based upon the achievement of certain Ameren EPS performance levels (which correspond to the levels established for the Short-Term Incentive Plan) and upon the officer’s achievement of required stock ownership levels based on position and salary. There will be no annual vesting if the EPS performance does not reach a minimum level that is established annually over the seven-year vesting period. The vesting period is reduced from seven years to three years if Ameren’s EPS achieves a prescribed growth rate over the three-year period. Executive officers cannot receive more than the original restricted stock grants plus dividend appreciation on shares granted under the Long-Term Incentive Plan. Under the Long-Term Incentive Plan, it is expected that the value of restricted stock awards to Ameren’s executive officers will range from 40% to 85% of base salary. In 2004, Chief Executive Officer Rainwater was granted a restricted stock award of 11,923 shares of

Ameren Common Stock valued at $552,512 (85% of Chief Executive Officer Rainwater’s base salary) based on the closing market price of $46.34 per share on February 13, 2004, the date the restricted stock was awarded.

In determining the 2004 compensation of Chief Executive Officer Rainwater, as well as compensation for the other executive officers, the Human Resources Committee considered and applied the factors discussed above. Further, the reported compensation reflects a level of achievement exceeding the Target but short of the Maximum level in 2004 EPS. Based upon its review of Ameren’s executive compensation program and the advice and guidance that the Human Resources Committee has received from its independent executive compensation consultant, the Human Resources Committee believes that the program’s basic structure is appropriate, competitive and effective to serve the purposes for which it was established.

Human Resources Committee:

Gordon R. Lohman, Chairman

Thomas A. Hays

Richard A. Liddy

John Peters MacCarthy

Ameren Human Resources Committee Interlocks and Insider Participation

The members of the Human Resources Committee of the Ameren Board of Directors which performed committee functions for the Company for the 2004 fiscal year were Messrs. Lohman, Hays, Liddy and MacCarthy. No member of this committee was at any time during the 2004 fiscal year or at any other time an officer or employee of Ameren or the Company, and no member had any relationship with Ameren or the Company requiring disclosure under applicable SEC rules. No executive officer of Ameren or the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of Ameren’s or the Company’s Board of Directors or Ameren’s Human Resources Committee during the 2004 fiscal year.

Compensation Tables

The following tables set forth compensation information, for the periods indicated, for the Company’s Named Executive Officers for services rendered in all capacities to the Company and its affiliates. No options were granted in fiscal year 2004 to any Named Executive Officer.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position(1)	Year	Salary($)	Bonus($)(2)	Restricted Stock Awards ($)(3)	Securities Underlying Options (#)(4)	All Other Compensation ($)(5)
G. L. Rainwater Chairman and Chief Executive Officer, CILCO, CIPS and IP; Chairman, Chief Executive Officer and President, Ameren, UE, CILCORP and Ameren Services	2004 2003 2002	650,000 500,000 500,000	507,000 397,500 200,000	552,512 374,987 375,020	– – –	20,973 20,718 22,237

W. L. Baxter Executive Vice President and Chief Financial Officer, CILCO, Ameren, UE, CIPS, Ameren Services, AEG, CILCORP and IP	2004 2003 2002	420,000 340,834 293,333	273,000 287,340 128,000	315,019 191,984 168,003	– – –	12,168 12,013 3,408

T. R. Voss(6) Senior Vice President, CILCO, CIPS, UE, Ameren Services, CILCORP and IP; President, AER and AE	2004 2003 2002	310,000 270,417 260,000	201,500 202,900 88,000	186,009 156,019 156,018	– – –	14,190 14,241 15,869

D. F. Cole Senior Vice President, CILCO, CIPS, UE, Ameren Services, CILCORP and IP	2004 2003 2002	292,000 280,000 280,000	148,050 176,970 89,600	175,212 167,981 168,003	– – –	12,372 12,571 12,473

S. R. Sullivan Senior Vice President, General Counsel and Secretary, CILCO, Ameren, Ameren Services, AER, AEG, AE, CILCORP and IP	2004 2003 2002	290,000 254,771 245,500	150,800 155,760 73,500	174,007 98,198 98,218	– – –	8,163 9,897 10,596

(1)	Includes compensation received as an officer of the Company and its affiliates.
(2)	Amounts for each fiscal year represent bonus compensation earned for that year payable in the subsequent year.
(3)

Restricted Stock Awards relate to Ameren Common Stock. This column is based on the closing market price of Ameren Common Stock on the date the restricted stock was awarded (for 2004, $46.34 per share on February 13, 2004; for 2003, $39.74 per share on February 14, 2003; and for 2002, $42.50 per share on February 8, 2002). The aggregate number of restricted shares of Ameren Common Stock held at December 31, 2004 and the value of such holdings, based on the number of restricted shares for which restrictions have not lapsed times the closing market price at December 31, 2004 ($50.14 per share), was 41,329 shares and $2,072,236 for Mr. Rainwater; 20,118 and $1,008,717 for Mr. Baxter; 13,245 shares and $664,104 for Mr. Voss; 13,343 shares and $669,018 for Mr. Cole; and 12,332 shares and $618,326 for

Footnotes to Summary Compensation Table (Cont.)

Mr. Sullivan. Restricted shares have the potential to vest equally over a seven-year period from date of grant (one-seventh on each anniversary date) based upon the achievement of certain Ameren EPS performance levels and upon the achievement of required stock ownership levels based on position and salary (ownership levels range from three to five times salary). The vesting period is reduced from seven years to three years if Ameren’s ongoing earnings per share achieve a prescribed growth rate over the three-year period. Restricted stock that would otherwise vest remain restricted until prescribed minimum stock ownership levels are satisfied by the Named Executive Officer. Upon the occurrence of a “change in control” as defined in Ameren’s Long-Term Incentive Plan of 1998, all restrictions and vesting requirements with respect to the restricted stock terminate. Dividends paid on restricted shares are reinvested in additional shares of Ameren Common Stock, which vest concurrently with the restricted shares. The Named Executive Officers are entitled to voting privileges associated with the restricted shares to the extent the restricted shares have not been forfeited.

(4)	Options relate to Ameren Common Stock.
(5)	Amounts include matching contributions to Ameren’s 401(k) plan, the dollar value of insurance premiums paid by Ameren with respect to term life insurance and above-market earnings on deferred compensation. See “Arrangements with Named Executive Officers – Deferred Compensation Plans” below. For fiscal year 2004, earnings on deferred compensation were not above market as defined by SEC rules. For fiscal year 2004, amount includes (a) matching contributions to Ameren’s 401(k) plan and (b) the dollar value of insurance premiums paid by Ameren, as follows:

	(a)	(b)
G. L. Rainwater	$9,851	$11,122
W. L. Baxter	10,480	1,688
T. R. Voss	9,358	4,832
D. F. Cole	9,788	2,584
S. R. Sullivan	6,808	1,355

(6)	Effective January 1, 2005, Mr. Voss was elected as Executive Vice President and Chief Operating Officer of Ameren in addition to his other named positions.

AGGREGATED OPTION EXERCISES IN 2004

AND YEAR-END VALUES(1)

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Unexercised Options at Year End(#)		Value of In-the-Money Options at Year End($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable

G. L. Rainwater	78,150	1,029,488	- 0 -	8,150	- 0 -	155,991

W. L. Baxter	37,675	335,015	- 0 -	3,525	- 0 -	67,469

T. R. Voss	32,950	450,398	8,150	8,150	155,991	155,991

D. F. Cole	1,900	14,135	38,500	8,150	649,065	155,991

S. R. Sullivan	26,575	234,329	- 0 -	3,525	- 0 -	67,469

(1)	No options were granted in 2004.
(2)	These columns represent the excess of the closing price of Ameren’s Common Stock of $50.14 per share, as of December 31, 2004, above the exercise price of the options, all of which were granted pursuant to Ameren’s Long-Term Incentive Plan of 1998. The amounts under the Exercisable column report the “value” of options that are vested and therefore could be exercised. The Unexercisable column reports the “value” of options that are not vested and therefore could not be exercised as of December 31, 2004. There is no guarantee that, if and when these options are exercised, they will have this value. Upon the occurrence of a “change in control” as defined in Ameren’s Long-Term Incentive Plan of 1998, all options become vested and immediately exercisable.

Ameren Retirement Plan

Most salaried employees of Ameren and its subsidiaries earn benefits in the Cash Balance account under the Ameren Retirement Plan immediately upon employment. Benefits generally become vested after five years of service. On an annual basis a bookkeeping account in a participant’s name is credited with an amount equal to a percentage of the participant’s pensionable earnings for the year. Pensionable earnings include base pay, overtime and annual bonuses, which are equivalent to amounts shown as “Annual Compensation” in the Summary Compensation Table. The applicable percentage is based on the participant’s age as of December 31 of that year. If the participant was an employee prior to July 1, 1998, an additional transition credit percentage is credited to the participant’s account through 2007 (or an earlier date if the participant had less than 10 years of service on December 31, 1998).

Participant’s Age on December 31	Regular Credit for Pensionable Earnings*	Transition Credit Pensionable Earnings	Total Credits

Less than 30	3%	1%	4%

30 to 34	4%	1%	5%

35 to 39	4%	2%	6%

40 to 44	5%	3%	8%

45 to 49	6%	4.5%	10.5%

50 to 54	7%	4%	11%

55 and over	8%	3%	11%

*	An additional regular credit of 3% is received for pensionable earnings above the Social Security wage base.

These accounts also receive interest credits based on the average yield for one-year U.S. Treasury Bills for the previous October, plus one percent. The minimum interest is five percent. In addition, certain annuity benefits earned by participants under prior plans as of December 31, 1997 were converted to additional credit balances under the Ameren Retirement Plan as of January 1, 1998. Effective January 1, 2001, an Enhancement Account was added that provides a $500 additional credit at the end of each year. When a participant terminates employment, the amount credited to the participant’s account is converted to an annuity or paid to the participant in a lump sum. The participant can also choose to defer distribution, in which case the account balance is credited with interest at the applicable rate until the future date of distribution. Benefits are not subject to any deduction for Social Security or other offset amounts.

In certain cases pension benefits under the Retirement Plan are reduced to comply with maximum limitations imposed by the Internal Revenue Code. A Supplemental Retirement Plan is maintained by Ameren to provide for a supplemental benefit equal to the difference between the benefit that would have been paid if such Code limitations were not in effect and the reduced benefit payable as a result of such Code limitations. The plan is unfunded and is not a qualified plan under the Internal Revenue Code.

The following table shows the estimated annual retirement benefits, including supplemental benefits, which would be payable to each Named Executive Officer listed if he were to retire at age 65 using his total compensation through December 31, 2004 and projecting his 2005 base salary to retirement, excluding bonuses, and payments were made in the form of a single life annuity.

Name	Year of 65th Birthday	Estimated Annual Benefit

G. L. Rainwater	2011	$203,000

W. L. Baxter	2026	183,000

T. R. Voss	2012	142,000

D. F. Cole	2018	142,000

S. R. Sullivan	2025	168,000

ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

Change of Control Severance Plan

Under the Ameren Corporation Change of Control Severance Plan, designated officers of Ameren and its subsidiaries, including the Named Executive Officers, are entitled to receive severance benefits if their employment is terminated under certain circumstances within three years after a “change of control.” A change of control occurs, in general, if (i) any individual, entity or group acquires 20 percent or more of the outstanding Common Stock of Ameren or of the combined voting power of the outstanding voting securities of Ameren; (ii) individuals who, as of the effective date of the Plan, constitute the Board of Directors of Ameren, or who have been approved by a majority of the Board, cease for any reason to constitute a majority of the Board; (iii) Ameren enters into certain business combinations, unless certain requirements are met regarding continuing ownership of the outstanding Common Stock and voting securities of Ameren and the membership of its Board of Directors; or (iv) approval by Ameren shareholders of a complete liquidation or dissolution of Ameren.

Severance benefits are based upon a severance period of two or three years, depending on the officer’s position. An officer entitled to severance will receive a cash lump sum equal to the following: (a) salary and unpaid vacation pay through the date of termination; (b) a pro rata bonus for the year of termination, and base salary and bonus for the severance period; (c) continued employee welfare benefits for the severance period; (d) a cash payment equal to the actuarial value of the additional benefits the officer would have received under Ameren’s qualified and supplemental retirement plans if employed for the severance period; (e) up to $30,000 for the cost of outplacement services; and (f) reimbursement for any excise tax imposed on such benefits as excess payments under the Internal Revenue Code.

Deferred Compensation Plans

Under Ameren’s Deferred Compensation Plan and its Executive Incentive Compensation Program Elective Deferral Provisions, executive officers and certain key employees, including the Named Executive Officers, may choose to defer up to 30 percent of their salary and either 25, 50, 75 or 100 percent of their bonus. All of the Named Executive Officers have deferred amounts under one or both of the plans. The minimum amount of salary that can be deferred in any calendar year is $3,500 and the minimum amount of bonus that can be annually deferred is $2,000. Deferred amounts under both plans earn interest at 150 percent of the average Mergent’s Seasoned AAA Corporate Bond Yield Index (“Mergent’s Index,” formerly called Moody’s Index) until the participant retires or attains 65 years of age. After the participant retires, attains 65 years of age or dies, the deferred amounts under the plans earn the average Mergent’s Index rate. For 2004, the average Mergent’s Index rate was 5.67 percent, 150 percent of which was 8.51 percent. A participant may choose to receive the deferred amounts at retirement in a lump sum payment or in installments over a set period, up to 15 years with respect to deferred salary and up to 10 years with respect to deferred bonus. If a participant revokes the deferral election under either plan, deferred amounts will be distributed in a lump sum with all interest credited to the deferral account forfeited. In the event a participant terminates employment with Ameren prior to attaining retirement age and after the occurrence of a change in control (as defined in such plans), the balance in such participant’s deferral account, including interest payable at 150 percent of the average Mergent’s Index rate, is distributable in a lump sum to the participant within 30 days of the date the participant terminates employment.

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the SEC, including this information statement, in whole or in part, the following Audit Committee Report shall not be deemed to be incorporated by reference into any such filings.

AUDIT COMMITTEE REPORT

The Audit Committee of Ameren Corporation reviews Central Illinois Light Company’s financial reporting process on behalf of Central Illinois Light Company’s Board of Directors. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements of Central Illinois Light Company to be included in the 2004 Annual Report on SEC Form 10-K with Central Illinois Light Company’s management and the independent auditors. Management is responsible for the financial statements and the reporting process, as well as maintaining effective internal control over financial reporting. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. Central Illinois Light Company is not an “accelerated filer” with respect to the reporting requirements of the Securities Exchange Act of 1934 and therefore, was not required to comply with Section 404 of the Sarbanes-Oxley Act of 2002 and related SEC regulations as to management’s assessment of internal controls for financial reporting for the 2004 fiscal year.

The Audit Committee has discussed with the independent auditors, the matters required to be discussed by the rules of the Public Company Accounting Oversight Board. In addition, the Audit Committee has discussed with the independent auditors, the auditors’ independence from Central Illinois Light Company and its management including the matters in the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, received from the independent auditors. To ensure the independence of the auditors, Ameren Corporation has instituted monitoring processes at both the internal management level and the Audit Committee level. At the management level, a vice president and the corporate controller are required to review and pre-approve all engagements of the independent auditors for any category of services, subject to the pre-approval of the Audit Committee described below. In addition, the corporate controller is required to provide to the Audit Committee at each of its meetings a written description of all services performed by the independent auditors and the corresponding fees. The monitoring process at the Audit Committee level includes a requirement that the Committee pre-approve the use of the independent auditors to perform any category of services. At each Audit Committee meeting, the Committee will receive separate reports from the independent auditors and the corporate controller concerning audit fees and fees paid to the independent auditors for all other services rendered, with a description of the services performed. The Audit Committee has considered whether the independent auditors’ provision of the services covered under the captions “Independent Auditors – Audit-Related Fees”, “– Tax Fees” and “– All Other Fees” in this information statement is compatible with maintaining the auditors’ independence and has concluded that the auditors’ independence has not been impaired by their engagement to perform these services.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Boards of Directors of Ameren Corporation and Central Illinois Light Company that Central Illinois Light Company’s audited financial statements be included in Central Illinois Light Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Audit Committee:

Harvey Saligman, Chairman

Richard A. Liddy

Richard A. Lumpkin

Paul L. Miller, Jr.

Douglas R. Oberhelman

INDEPENDENT AUDITORS

Fiscal Year 2004

PricewaterhouseCoopers LLP (“PwC”) served as the independent auditors for Ameren and its subsidiaries in 2004. Representatives of the firm are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Fees for Fiscal Years 2004 and 2003

Audit Fees:

The aggregate fees for professional services rendered by PwC for (i) the audit of the consolidated annual financial statements of Ameren included in Ameren’s 2004 Summary Annual Report to Shareholders and in Ameren’s 2004 combined Form 10-K and the annual financial statements of its subsidiaries included in Ameren’s 2004 combined Form 10-K; (ii) the audit of Ameren’s internal control over financial reporting and management’s assessment of the effectiveness of such controls; (iii) the reviews of the quarterly financial statements included in the Forms 10-Q of Ameren and its subsidiaries for the 2004 fiscal year; and (iv) for services provided in connection with debt and equity offerings, were $1,854,200. These fees include all amounts paid to PwC for audit work performed in connection with IP subsequent to the acquisition by Ameren on September 30, 2004.

Fees billed by PwC for audit services rendered to Ameren and its subsidiaries during the 2003 fiscal year totaled $780,400.

Audit-Related Fees:

The aggregate fees for audit-related services rendered by PwC to Ameren and its subsidiaries during the 2004 fiscal year totaled $510,350. Such services consisted of: (i) IP acquisition assistance – $242,500; (ii) employee benefit plan audits – $196,000; (iii) Illinois required audits – $40,000; (iv) certain accounting and reporting consultations – $27,850; and (v) stock transfer/registrar review – $4,000.

Fees billed by PwC for audit-related services rendered to Ameren and its subsidiaries during the 2003 fiscal year totaled $1,011,879.

Tax Fees:

PwC rendered no tax services to Ameren and its subsidiaries during the 2004 and 2003 fiscal years. In 2004, PwC provided a refund of previously paid tax fees due to engagement terms modification of $75,000.

All Other Fees:

The aggregate fees billed to Ameren by PwC during the 2004 fiscal year for all other services rendered to Ameren and its subsidiaries totaled $94,685. Such services consisted of (i) agreed-upon procedure engagement related to coal supply contracts – $83,185; (ii) reference materials and a benchmarking tool – $8,000; and (iii) income tax return preparation for an expatriate employee of Ameren – $3,500.

Fees billed by PwC for all other services rendered to Ameren and its subsidiaries during the 2003 fiscal year totaled $43,500.

Fiscal Year 2005

Ameren’s Audit Committee has appointed PwC as independent auditors for Ameren and its subsidiaries, including CILCO, for the fiscal year ending December 31, 2005. Ameren is asking its shareholders to ratify this appointment at its 2005 annual meeting.

Policy Regarding the Approval of Independent Auditors Provision of Audit and Non-Audit Services

The Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent auditors to Ameren and its subsidiaries. This policy and the procedure by which it is implemented is included in the “Audit Committee Report” above. The Audit Committee pre-approved under that policy 100 percent of the fees for services covered under the captions “Audit Fees,” “Audit-Related Fees” and “All Other Fees” for fiscal years 2003 and 2004.

SHAREHOLDER PROPOSALS

Any shareholder proposal intended for inclusion in the information statement material for the Company’s 2006 annual meeting of shareholders must be received by the Secretary of the Company on or before November 15, 2005. We expect that the 2006 annual meeting of shareholders will be held on April 25, 2006.

In addition, under the Company’s By-Laws, shareholders who intend to submit a proposal in person at an annual meeting, or who intend to nominate a director at an annual meeting, must provide advance written notice along with other prescribed information. In general, such notice must be received by the Secretary of the Company at the principal executive offices of the Company not later than 60 or earlier than 90 days prior to the anniversary of the previous year’s annual meeting. The specific procedures to be used by shareholders to recommend nominees for director are set forth in Ameren’s Policy Regarding Nominations of Directors, which can be found on Ameren’s website at http://www.ameren.com. A copy of the Company’s By-Laws can be obtained by written request to the Secretary of the Company.

FORM 10-K

A copy of the Company’s 2004 Annual Report to the Securities and Exchange Commission on Form 10-K, including the Company’s financial statements for the year ended December 31, 2004, is being furnished with this information statement. The 2004 Form 10-K is also available on Ameren’s website at http://www.ameren.com. If requested, the Company will provide you copies of any exhibits to the 2004 Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request exhibits to the 2004 Form 10-K by writing to the Office of the Secretary, Central Illinois Light Company, P.O. Box 66149, St. Louis, Missouri 63166-6149.

FOR INFORMATION ABOUT THE COMPANY, INCLUDING THE COMPANY’S ANNUAL, QUARTERLY AND CURRENT REPORTS ON SEC FORMS 10-K, 10-Q AND 8-K, RESPECTIVELY, PLEASE VISIT THE INVESTORS’ SECTION OF AMEREN’S HOME PAGE ON THE INTERNET – HTTP://WWW.AMEREN.COM

AMEREN CORPORATION	APPENDIX A

AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company and such other duties as directed by the Board. The Audit Committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants and the management of the Company. In discharging this oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full power to retain external auditors, outside counsel or other experts for this purpose. The Company shall at all times make adequate provisions for the payment of all fees and other compensation approved by the Audit Committee to the independent accountants in connection with the issuance of their audit report or to any consultants or experts employed by the Audit Committee. (Note: Commencing with the 2004 Annual Meeting of Shareholders of the Company, the Audit Committee shall perform its committee functions for all Ameren Corporation subsidiaries which are registered companies pursuant to the Securities Exchange Act of 1934.)

AUDIT COMMITTEE COMPOSITION AND MEETINGS

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall satisfy the independence requirements of the New York Stock Exchange (“NYSE”) and Section 10A of the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder. The members of the Audit Committee will meet the applicable requirements of the Securities and Exchange Commission (“SEC”) and the NYSE. At least one member of the Audit Committee shall (a) qualify as a “financial expert” within the meaning of the rules of the SEC and (b) have “accounting or related financial management expertise” within the meaning of the rules of the NYSE. Audit Committee members shall not simultaneously serve on the audit committees of more than two additional audit committees of other public companies, unless the Board determines that service by any member of the Audit Committee on more than two additional audit committees of other public companies (other than controlled companies of Ameren Corporation) would not impair the ability of such member to effectively serve on Ameren’s Audit Committee. Directors’ fees (including fees for attendance at meetings of committees of the Board) are the only compensation that an Audit Committee member may receive from the Company.

The Board shall appoint the Chair and the other members of the Audit Committee annually, considering the recommendation of the Nominating and Corporate Governance Committee. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

The Chair shall be responsible for leadership of the Audit Committee, including overseeing the agenda, presiding over the meetings and reporting to the Board. The Audit Committee shall meet at least four times each year (or more frequently if circumstances require) and hold such other meetings from time to time as may be called by its Chair, the Chief Executive Officer or any two members of the Committee. Meetings may also be held telephonically or actions may be taken by unanimous written consent. A majority of the members of the Audit Committee shall constitute a quorum of the Committee. The vote of a majority of the members of the full Audit Committee shall be the act of the Committee. Except as expressly provided in this Charter or the By-Laws of the Company or as required by law, regulations or NYSE listing standards, the Audit Committee shall fix its own rules of procedure.

AUDIT COMMITTEE AUTHORITY, DUTIES AND RESPONSIBILITIES

1.   The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent accountants employed by the Company (including resolution of disagreements between management and the accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountants shall report directly to the Audit Committee.

2.   The Audit Committee shall have the sole authority to appoint or replace the independent accountants that audit the financial statements of the Company. The Audit Committee shall have the ultimate authority and responsibility to evaluate the performance of the independent accountants and, where appropriate, replace the independent accountants. In the process, the Audit Committee will discuss and consider the accountants’ written affirmation that the accountants are in fact independent, will discuss the nature and rigor of the audit process, receive and review all reports and will provide to the independent accountants full access to the Audit Committee (and the Board) to report on any and all appropriate matters.

3.   The Audit Committee shall ensure that the independent accountants submit on a quarterly basis to the Audit Committee a statement delineating all relationships between the independent accountants and the Company and actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the accountants’ objectivity and independence; and, if deemed appropriate by the Audit Committee, recommend that the Board of Directors take appropriate action to ensure the independence of the accountants.

4.   The Audit Committee shall review with the independent accountants and with the internal auditors the proposed scope of the annual audit (including planning, staffing, budget, locations and reliance upon management), past audit experience, the Company’s internal audit program, recently completed internal audits and other matters bearing upon the scope of the audit. The Audit Committee shall pre-approve all audit engagement fees and terms and other significant compensation to be paid to the independent accountants as well as approve all non-audit engagements with the independent accountants. The Audit Committee shall consult with management but shall not delegate these responsibilities, except that pre-approvals of non-audit services may be delegated to a single member of the Audit Committee.

5.   The Audit Committee shall review and discuss with management and the independent accountants the annual audited financial statements to be included in the Company’s Form 10-K filing, including (a) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, (b) matters regarding accounting and auditing principles as well as internal controls that could have a significant effect on the Company’s financial statements and (c) any other matters required to be discussed by the Statement on Auditing Standards No. 61, as modified or supplemented, relating to the conduct of the audit, prior to the filing of the Company’s Form 10-K. The Audit Committee shall also recommend to the Board that the Company’s annual financial statements, together with the report of their independent accountants as to their examination, be included in the Company’s Form 10-K.

6.   The Audit Committee shall review and discuss with management and the independent accountants the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as modified or supplemented, prior to the filing of the Company’s Form 10-Q, including the results of the independent accountants’ reviews of the quarterly financial statements to the extent applicable.

7.   The Audit Committee shall review and discuss with management and the independent accountants, as applicable, (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and reports from management and the independent accountants as to the

Company’s internal controls over financial reporting and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management or the independent accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) any management letter provided by the independent accountants and the management’s response to that letter; (d) any problems, difficulties or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the independent accountants’ activities or on access to requested information and management’s response thereto; (e) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, derivatives and liquidity exposures, on the financial statements of the Company; (f) earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance, if any (generally or on a case-by-case basis) provided to analysts and rating agencies; and (g) suggestions or recommendations of the independent accountants or the internal auditors regarding any of the foregoing items.

8.   The Audit Committee shall obtain and review a report from the independent accountants at least annually regarding (a) the independent accountants’ internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent accountants and the Company. The Audit Committee shall evaluate the qualifications, performance and independence of the independent accountants, including a review and evaluation of the lead partner of the independent accountant and taking into account the opinions of management and the Company’s internal auditors.

9.   The Audit Committee shall ensure that the lead audit partner of the independent accountants and the concurring audit partner responsible for reviewing the audit are rotated at least every five years as required by the Sarbanes-Oxley Act of 2002, and further consider rotation of the independent accountant firm itself.

10.   The Audit Committee shall recommend to the Board policies for the Company’s hiring of employees or former employees of the independent accountants who were engaged on the Company’s account (recognizing that the Sarbanes-Oxley Act of 2002 does not permit the CEO, CFO, controller or chief accounting officer to have participated in the Company’s audit as an employee of the independent accountants during the preceding one-year period).

11.   The Audit Committee shall discuss with the independent accountants any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement.

12.   The Audit Committee shall obtain and review disclosures made by the Company’s principal executive officer and principal financial officer regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company’s disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

13.   The Audit Committee shall meet on a regular basis with a representative or representatives of the internal auditors of the Company and review the reports of the internal auditors.

14.   The Audit Committee shall review the independent accountants’ assessment of the Company’s internal controls and internal audit function.

15.   The Audit Committee shall (a) review the appointment, replacement, reassignment or dismissal of the internal audit manager or approve the retention of, and engagement terms for, any third party provider of internal audit services, (b) review the performance of the Company’s internal audit function and (c) ensure that the Company maintains an internal audit function.

16.   The Audit Committee shall maintain and review annually procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

17.   In conjunction with management, the internal auditors, and the independent accountants, the Audit Committee shall review significant financial risks to the Company and the steps taken to manage such risks.

18.   The Audit Committee shall review policies and procedures related to officers’ expense accounts and perquisites, including use of corporate assets.

19.   The Audit Committee shall review legal and regulatory matters that may have a material effect on financial statements, related Company compliance policies, and reports to regulators.

20.   The Audit Committee shall meet separately with internal auditors, independent accountants and management at least quarterly.

21.   The Audit Committee shall regularly report its significant activities and actions to the Board of Directors.

22.   The Audit Committee shall prepare a report for inclusion in the Company’s annual proxy statement as required by rules of the Securities and Exchange Commission and submit it to the Board for approval.

23.   The Audit Committee shall annually review the performance of the Audit Committee.

24.   The Audit Committee shall review and reassess the adequacy of this Charter on an annual basis and submit any recommended changes to the Board for approval.

25.   The Audit Committee shall review any reports of the independent accountants mandated by Section 10A of the Securities Exchange Act of 1934, as amended, and obtain from the independent accountants any information with respect to illegal acts in accordance with Section 10A.

While the Audit Committee has the authority, duties and responsibilities set forth in this Charter, the Audit Committee’s function is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements and, along with the internal auditors, for developing and maintaining systems of internal accounting and financial controls, while the independent accountants will assist the Audit Committee and the Board in fulfilling their responsibilities for their review of these financial statements and internal controls. The Audit Committee expects the independent accountants to call to their attention any accounting, auditing, internal accounting control, regulatory or other related matters that they believe warrant consideration or action. The Audit Committee recognizes that the financial management and the internal and outside accountants have more knowledge and information about the Company than do Audit Committee members. Consequently, in carrying out its oversight responsibilities, the Audit Committee does not provide any expert or special assurance as to the Company’s financial statements or internal controls or any professional certification as to the independent accountants’ work.

February 13, 2004

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